Exhibit 99.1

Contact:	Robert Jaffe
Robert Jaffe Co., LLC
(424) 288-4098

LANNETT ANNOUNCES FISCAL 2020 FOURTH-QUARTER,

FULL-YEAR FINANCIAL RESULTS

Financial and Business Highlights:

•	Q4 Net Sales of $138 Million, Exceeded Expectations
•	Q4 Adjusted EBITDA of $35 Million
•	Commenced Marketing Six Products in FY20 Q4, Four thus far in FY2021, including Levothyroxine Tablets
•	Implemented $15 Million of Cost Reduction Initiatives in July 2020

Philadelphia, PA – August 26, 2020 – Lannett Company, Inc. (NYSE: LCI) today reported financial results for its fiscal 2020 fourth quarter and full year ended June 30, 2020.

“For both the fiscal 2020 full year and fourth quarter, our net sales and profitability exceeded expectations, driven in large part by a strong performance of our base portfolio and 18 and six new product launches during the year and quarter, respectively,” said Tim Crew, chief executive officer of Lannett. “Moreover, during the fourth quarter, we increased our cash position by more than $40 million to approximately $144 million at year end, due to initiatives implemented to improve working capital. We intend to use a portion of the cash to pay down, in full, our Term A Loans at their maturity in November of this year.

“Thus far in fiscal 2021, we have implemented and nearly completed a restructuring and cost reduction plan that we estimate will lower our expenses by approximately $15 million, annually, and launched four new products, including Levothyroxine Tablets. Over the course of the coming year, we intend to continue to launch a number of new products and expand our pipeline through in-house development efforts, as well as in-licensing agreements. We are especially excited and optimistic about recent clinical progress related to a number of drug candidates in our portfolio that have very large addressable markets; we believe these products also have durable value and the potential to be catalysts for significant growth.

“We have provided guidance for the upcoming year, which includes the expected contribution from a number of new product launches in the coming year and a full year of contribution from the 18 products we launched in fiscal 2020. Our outlook also reflects recent and anticipated competitive pressure on certain key products, as well as lower operating expenses as a result of our recently announced restructuring and cost reduction plan.”

For the fiscal 2020 fourth quarter on a GAAP basis, net sales were $137.9 million compared with $133.8 million for the fourth quarter of fiscal 2019. Gross profit was $39.6 million, or 29% of net sales, compared with $49.3 million, or 37% of net sales. The company recorded asset impairment charges of $18.8 million compared with $5.9 million in the prior-year fourth quarter. Net loss was $9.7 million, or $0.25 per share, compared with $7.6 million, or $0.20 per share, for the fourth quarter of fiscal 2019.

For the fiscal 2020 fourth quarter reported on a Non-GAAP basis, net sales were $137.9 million compared with $133.8 million for the fourth quarter of fiscal 2019. Adjusted gross profit was $48.9 million, or 35% of net sales, compared with $59.8 million, or 45% of net sales, for the prior-year fourth quarter. Adjusted interest expense decreased to $11.3 million compared with $16.0 million for the fourth quarter of fiscal 2019. Adjusted net income was $13.4 million, or $0.31 per diluted share, compared with $14.7 million, or $0.37 per diluted share, for the fiscal 2019 fourth quarter. Adjusted EBITDA for the fiscal 2020 fourth quarter was $35.2 million.

For the fiscal 2020 full year, on a GAAP basis, net sales were $545.7 million compared with $655.4 million for the fiscal 2019 full year. Gross profit was $165.2 million, or 30% of total net sales, compared with $243.6 million, or 37% of total net sales. The company recorded asset impairment charges of $34.4 million compared with $375.4 million for fiscal 2019. Net loss was $33.4 million, or $0.86 per share, compared with $272.1 million, or $7.20 per diluted share, for fiscal 2019.

For the fiscal 2020 full year reported on a Non-GAAP basis, net sales were $545.7 million compared with $655.4 million for the fiscal 2019 full year. Adjusted gross profit was $204.0 million, or 37% of adjusted net sales, compared with $291.4 million, or 44% of adjusted net sales, for the prior year. Adjusted interest expense significantly declined to $52.5 million from $67.0 million for fiscal 2019. Adjusted net income was $45.6 million, or $1.07 per diluted share, compared with $91.8 million, or $2.35 per diluted share, for the fiscal 2019 full year.

Guidance for Fiscal 2021

Based on its current outlook, the company provided guidance for fiscal year 2021, as follows:

	GAAP	Adjusted**
Net sales	$520 million to $545 million	$520 million to $545 million
Gross margin %	Approximately 23% to 25%	Approximately 29% to 31%
R&D expense	$29 million to $32 million	$29 million to $32 million
SG&A expense	$59 million to $62 million	$55 million to $58 million
Restructuring expense	$4 million to $5 million	$ --
Interest and other	$53 million to $54 million	$41 million to $42 million
Effective tax rate	Approximately 34% to 35%	Approximately 21% to 22%
Adjusted EBITDA*	N/A	$100 million to $110 million
Capital expenditures	$15 million to $20 million	$15 million to $20 million

**A reconciliation of Adjusted amounts to most directly comparable GAAP amounts can be found in the attached financial tables.

Conference Call Information and Forward-Looking Statements

Later today, the company will host a conference call at 4:30 p.m. ET to review its results of operations for its fiscal 2020 fourth quarter ended June 30, 2020. The conference call will be available to interested parties by dialing 800-447-0521 from the U.S. or Canada, or 847-413-3238 from international locations, passcode 49903262. The call will be broadcast via the Internet at www.lannett.com. Listeners are encouraged to visit the website at least 10 minutes prior to the start of the scheduled presentation to register, download and install any necessary audio software. A playback of the call will be archived and accessible on the same website for at least three months.

Discussion during the conference call may include forward-looking statements regarding such topics as, but not limited to, the company’s financial status and performance, regulatory and operational developments, and any comments the company may make about its future plans or prospects in response to questions from participants on the conference call.

Use of Non-GAAP Financial Measures

This news release contains references to Non-GAAP financial measures, including Adjusted EBITDA, which are financial measures that are not prepared in conformity with United States generally accepted accounting principles (U.S. GAAP). Management uses these measures internally for evaluating its operating performance. The Company’s management believes that the presentation of Non-GAAP financial measures provides useful supplementary information regarding operational performance, because it enhances an investor’s overall understanding of the financial results for the Company’s core business. Additionally, it provides a basis for the comparison of the financial results for the Company’s core business between current, past and future periods. The company also believes that including Adjusted EBITDA, as defined in the company’s existing Credit Agreement, is appropriate to provide additional information to investors to demonstrate the company’s ability to comply with financial debt covenants. Non-GAAP financial measures should be considered only as a supplement to, and not as a substitute for or as a superior measure to, financial measures prepared in accordance with U.S. GAAP.

Detailed reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included with this release.

Non-GAAP financial measures exclude, among others, the effects of (1) amortization of purchased intangibles and other purchase accounting entries, (2) restructuring expenses, (3) non-cash interest expense, as well as (4) certain other items considered unusual or non-recurring in nature.

*Adjusted EBITDA excludes the same adjustments discussed above, as well as additional adjustments permitted under the company’s existing Credit Agreement.

About Lannett Company, Inc.:

Lannett Company, founded in 1942, develops, manufactures, packages, markets and distributes generic pharmaceutical products for a wide range of medical indications – see financial schedule below for net sales by medical indication. For more information, visit the company’s website at www.lannett.com.

This news release contains certain statements of a forward-looking nature relating to future events or future business performance. Any such statements, including, but not limited to, successfully commercializing recently introduced products, launching and successfully commercializing additional products in fiscal 2021, achieving cost savings from the recently announced restructuring and cost savings plan, the potential material impact of COVID-19 on future financial results, and achieving the financial metrics stated in the company’s guidance for fiscal 2021, whether expressed or implied, are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated due to a number of factors which include, but are not limited to, the difficulty in predicting the timing or outcome of FDA or other regulatory approvals or actions, the ability to successfully commercialize products upon approval, including acquired products, and Lannett’s estimated or anticipated future financial results, future inventory levels, future competition or pricing, future levels of operating expenses, product development efforts or performance, and other risk factors discussed in the company’s Form 10-K and other documents filed with the Securities and Exchange Commission from time to time. These forward-looking statements represent the company's judgment as of the date of this news release. The company disclaims any intent or obligation to update these forward-looking statements.

# # #

LANNETT COMPANY, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	(Unaudited)
	June 30, 2020	June 30, 2019
ASSETS
Current assets:
Cash and cash equivalents	$144,329	$140,249
Accounts receivable, net	125,688	164,752
Inventories	142,867	143,971
Income taxes receivable	14,419	-
Assets held for sale	2,678	9,671
Other current assets	13,227	13,606
Total current assets	443,208	472,249
Property, plant and equipment, net	179,518	186,670
Intangible assets, net	374,735	411,229
Operating lease right-of-use asset	9,343	-
Deferred tax assets	117,890	109,305
Other assets	11,861	7,960
TOTAL ASSETS	$1,136,555	$1,187,413

LIABILITIES
Current liabilities:
Accounts payable	$32,535	$13,493
Accrued expenses	14,962	5,805
Accrued payroll and payroll-related expenses	16,304	19,924
Rebates payable	38,175	46,175
Royalties payable	20,863	16,215
Restructuring liability	27	2,315
Income taxes payable	-	2,198
Current operating lease liabilities	1,097	-
Short-term borrowings and current portion of long-term debt	88,189	66,845
Other current liabilities	2,713	3,652
Total current liabilities	214,865	176,622
Long-term debt, net	592,940	662,203
Long-term operating lease liabilities	9,844	-
Other liabilities	16,010	14,547
TOTAL LIABILITIES	833,659	853,372

STOCKHOLDERS' EQUITY
Common stock ($0.001 par value, 100,000,000 shares authorized; 39,963,127 and 38,969,518 shares issued; 38,798,787 and 38,010,714 shares outstanding at June 30, 2020 and June 30, 2019, respectively)	40	39
Additional paid-in capital	321,164	317,023
Retained earnings	(1,291)	32,075
Accumulated other comprehensive loss	(627)	(615)
Treasury stock (1,164,340 and 958,804 shares at June 30, 2020 and June 30, 2019, respectively)	(16,390)	(14,481)
Total stockholders' equity	302,896	334,041
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,136,555	$1,187,413

LANNETT COMPANY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except share and per share data)

	Three months ended		Twelve months ended
	June 30,		June 30,
	2020	2019	2020	2019
Net sales	$137,920	$133,841	$545,744	$655,407
Cost of sales	89,809	76,589	348,508	379,601
Amortization of intangibles	8,519	7,910	32,016	32,196
Gross profit	39,592	49,342	165,220	243,610
Operating expenses:
Research and development expenses	6,691	9,436	29,978	38,807
Selling, general and administrative expenses	18,591	22,214	79,467	87,648
Restructuring expenses	-	2,408	1,771	4,095
Asset impairment charges	18,841	5,882	34,448	375,381
Total operating expenses	44,123	39,940	145,664	505,931
Operating income (loss)	(4,531)	9,402	19,556	(262,321)
Other income (loss):
Loss on extinguishment of debt	-	(35)	(2,145)	(448)
Investment income	94	1,306	1,646	3,166
Interest expense	(14,682)	(20,194)	(66,845)	(84,624)
Other	(659)	(609)	(840)	(2,018)
Total other loss	(15,247)	(19,532)	(68,184)	(83,924)
Loss before income tax	(19,778)	(10,130)	(48,628)	(346,245)
Income tax benefit	(10,077)	(2,544)	(15,262)	(74,138)
Net loss	$(9,701)	$(7,586)	$(33,366)	$(272,107)

Loss per common share:
Basic	$(0.25)	$(0.20)	$(0.86)	$(7.20)
Diluted (1)	$(0.25)	$(0.20)	$(0.86)	$(7.20)

Weighted average common shares outstanding:
Basic	38,752,080	37,932,509	38,592,618	37,779,812
Diluted (1)	38,752,080	37,932,509	38,592,618	37,779,812

(1) Effective with the 4.5% Senior Convertible Note issued on September 27, 2019, the diluted earnings per share was calculated based on the "if-converted" method.

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

(In thousands, except percentages, share and per share data)

Three months ended June 30, 2020

	Net sales	Cost of sales	Amortization of intangibles	Gross Profit	Gross Margin %	R&D expenses	SG&A expenses	Asset impairment charges	Operating income (loss)	Other income (loss)	Income (loss) before income tax	Income tax expense (benefit)	Net income (loss)	Diluted earnings (loss) per share (i)
GAAP Reported	$137,920	$89,809	$8,519	$39,592	29%	$6,691	$18,591	$18,841	$(4,531)	$(15,247)	$(19,778)	$(10,077)	$(9,701)	$(0.25)
Adjustments:
Amortization of intangibles (a)	-	-	(8,519)	8,519		-	-	-	8,519	-	8,519	-	8,519
Cody API business (b)	-	158	-	(158)		(66)	(95)	-	3	-	3	-	3
Depreciation on capitalized software costs (c)	-	-	-	-		-	(1,058)	-	1,058	-	1,058	-	1,058
Decommissioning of Philadelphia sites (d)	-	(419)	-	419		-	-	-	419	-	419	-	419
Asset impairment charges (e)	-	-	-	-		-	-	(18,841)	18,841	-	18,841	-	18,841
Non-cash interest (f)	-	-	-	-		-	-	-	-	3,335	3,335	-	3,335
Other (g)	-	(508)	-	508		(64)	(1,817)	-	2,389	-	2,389	-	2,389
Tax adjustments (h)	-	-	-	-		-	-	-	-	-	-	11,436	(11,436)

Non-GAAP Adjusted	$137,920	$89,040	$-	$48,880	35%	$6,561	$15,621	$-	$26,698	$(11,912)	$14,786	$1,359	$13,427	$0.31

(a)	To exclude amortization of purchased intangible assets primarily related to the acquisitions of KUPI and Silarx Pharmaceuticals, Inc.
(b)	To exclude the operating results of the ceased Cody API business
(c)	To exclude depreciation on previously capitalized software integration costs associated with the KUPI acquisition
(d)	To exclude the costs associated with the decommissioning and shutdown of the Philadelphia manufacturing and distribution sites
(e)	To exclude asset impairment charges primarily related to the abandonment of several pipeline products within the KUPI IPR&D and Silarx IPR&D asset portfolios
(f)	To exclude non-cash interest expense associated with debt issuance costs
(g)	To exclude costs primarily related to separation costs related to the Company’s cost reduction plan, COVID-19 special recognition payments, as well as costs previously incurred as part of the Company's refinancing efforts
(h)	To exclude the tax effect of the pre-tax adjustments included above at applicable tax rates
(i)	The weighted average share number for the three months ended June 30, 2020 is 38,752,080 for GAAP and 46,111,366 for non-GAAP earnings (loss) per share calculations

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

(In thousands, except percentages, share and per share data)

Three months ended June 30, 2019

	Net sales	Cost of sales	Amortization of intangibles	Gross Profit	Gross Margin %	R&D expense	SG&A expense	Restructuring expenses	Asset impairment charges	Operating income	Other income (loss)	Income (loss) before income tax	Income tax expense (benefit)	Net income (loss)	Diluted earnings (loss) per share (m)
GAAP Reported	$133,841	$76,589	$7,910	$49,342	37%	$9,436	$22,214	$2,408	5,882	$9,402	$(19,532)	$(10,130)	$(2,544)	$(7,586)	$(0.20)
Adjustments:
Amortization of intangibles (a)	-	-	(7,910)	7,910		-	-	-	-	7,910	-	7,910	-	7,910
Cody API business (b)	-	(2,233)	-	2,233		(760)	(1,394)	-	-	4,387	-	4,387	-	4,387
Depreciation on capitalized software costs (c)	-	-	-	-		-	(1,058)	-	-	1,058	-	1,058	-	1,058
Legal and financial advisory costs (d)	-	-	-	-		-	(237)	-	-	237	-	237	-	237
Decommissioning of Philadelphia sites (e)	-	(89)	-	89		(64)	-	-	-	153	-	153	-	153
Restructuring expenses (f)	-	-	-	-		-	-	(2,408)	-	2,408	-	2,408	-	2,408
Indemnification asset write-off (g)	-	-	-	-		-	(2,284)	-	-	2,284	-	2,284	-	2,284
Asset impairment charges (h)	-	-	-	-		-	-	-	(5,882)	5,882	-	5,882	-	5,882
Non-cash interest (i)	-	-	-	-		-	-	-	-	-	4,201	4,201	-	4,201
Loss on extinguishment of debt (j)	-	-	-	-		-	-	-	-	-	34	34	-	34
Other (k)	-	(209)	-	209		-	(195)	-	-	404	(242)	162	-	162
Tax adjustments (l)	-	-	-	-		-	-	-	-	-	-	-	6,460	(6,460)

Non-GAAP Adjusted	$133,841	$74,058	$-	$59,783	45%	$8,612	$17,046	$-	$-	$34,125	$(15,539)	$18,586	$3,916	$14,670	$0.37

(a)	To exclude amortization of purchased intangible assets primarily related to the acquisitions of KUPI and Silarx Pharmaceuticals, Inc.
(b)	To exclude the operating results of the ceased Cody API business
(c)	To exclude depreciation on previously capitalized software integration costs associated with the KUPI acquisition
(d)	To exclude legal and financial advisory costs primarily related to exploring and evaluating debt and capital structure alternatives
(e)	To exclude the costs associated with the decommissioning and shutdown of the Philadelphia manufacturing and distribution sites
(f)	To exclude expenses associated with the Cody API Restructuring Plan
(g)	To exclude the write-off of an indemnification asset related to the KUPI acquisition
(h)	To exclude asset impairment charges primarily associated with the Cody API assets as well as obsolete equipment and computer software related to the consolidation of manufacturing functions
(i)	To exclude non-cash interest expense associated with debt issuance costs
(j)	To exclude the loss on extinguishment of debt related to repurchases of Term Loans
(k)	To primarily exclude accrued separation costs related to the Company's Chief Financial Officer
(l)	To exclude the tax effect of the pre-tax adjustments included above at applicable tax rates
(m)	The weighted average share number for the three months ended June 30, 2019 is 37,932,509 for GAAP and 39,345,258 for non-GAAP earnings (loss) per share calculations

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

(In thousands, except percentages, share and per share data)

Twelve months ended June 30, 2020

	Net sales	Cost of sales	Amortization of intangibles	Gross Profit	Gross Margin %	R&D expenses	SG&A expenses	Restructuring expenses	Asset impairment charges	Operating income	Other income (loss)	Income (loss) before income tax	Income tax expense (benefit)	Net income (loss)	Diluted earnings (loss) per share (l)
GAAP Reported	$545,744	$348,508	$32,016	$165,220	30%	$29,978	$79,467	$1,771	$34,448	$19,556	$(68,184)	$(48,628)	$(15,262)	$(33,366)	$(0.86)
Adjustments:
Amortization of intangibles (a)	-	-	(32,016)	32,016		-	-	-	-	32,016	-	32,016	-	32,016
Cody API business (b)	-	(2,752)	-	2,752		(617)	(528)	-	-	3,897	-	3,897	-	3,897
Depreciation on capitalized software costs (c)	-	-	-	-		-	(4,233)	-	-	4,233	-	4,233	-	4,233
Decommissioning of Philadelphia sites (d)	-	(1,903)	-	1,903		-	-	-	-	1,903	-	1,903	-	1,903
Branded prescription drug fee (e)	-	-	-	-		-	(2,957)	-	-	2,957	-	2,957	-	2,957
Restructuring expenses (f)	-	-	-	-		-	-	(1,771)	-	1,771	-	1,771	-	1,771
Asset impairment charges (g)	-	-	-	-		-	-	-	(34,448)	34,448	-	34,448	-	34,448
Non-cash interest (h)	-	-	-	-		-	-	-	-	-	14,336	14,336	-	14,336
Loss on extinguishment of debt (i)	-	-	-	-		-	-	-	-	-	2,145	2,145	-	2,145
Other (j)	-	(2,094)	-	2,094		(94)	(4,395)	-	-	6,583	21	6,604	-	6,604
Tax adjustments (k)	-	-	-	-		-	-	-	-	-	-	-	25,378	(25,378)

Non-GAAP Adjusted	$545,744	$341,759	$-	$203,985	37%	$29,267	$67,354	$-	$-	$107,364	$(51,682)	$55,682	$10,116	$45,566	$1.07

(a)	To exclude amortization of purchased intangible assets primarily related to the acquisitions of KUPI and Silarx Pharmaceuticals, Inc.
(b)	To exclude the operating results of the ceased Cody API business
(c)	To exclude depreciation on previously capitalized software integration costs associated with the KUPI acquisition
(d)	To exclude the costs associated with the decommissioning and shutdown of the Philadelphia manufacturing and distribution sites
(e)	To exclude the federally mandated branded prescription drug fee related to Levothyroxine, a product the Company no longer sells
(f)	To exclude expenses associated with the Cody API Restructuring Plan
(g)	To exclude asset impairment charges primarily associated with an agreement to distribute Methylphenidate AB and related to the abandonment of several pipeline products within the KUPI IPR&D and Silarx IPR&D asset portfolios
(h)	To exclude non-cash interest expense associated with debt issuance costs
(i)	To exclude the loss on extinguishment of debt primarily related to the partial repayment of the outstanding Term Loan A balance
(j)	To primarily exclude accrued separation costs related to the Company's former Chief Financial Officer and the Company’s cost reduction plan, as well as COVID-19 special recognition payments, legal settlements and costs previously incurred as part of the Company's refinancing efforts, partially offset by gains on sales of assets previously held for sale
(k)	To exclude the tax effect of the pre-tax adjustments included above at applicable tax rates
(l)	The weighted average share number for the twelve months ended June 30, 2020 is 38,592,618 for GAAP and 44,677,463 for the non-GAAP earnings (loss) per share calculations

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION

(In thousands, except percentages, share and per share data)

Twelve months ended June 30, 2019

	Net sales	Cost of sales	Amortization of intangibles	Gross Profit	Gross Margin %	R&D expense	SG&A expense	Restructuring expenses	Asset impairment charges	Operating income	Other income (loss)	Income (loss) before income tax	Income tax expense (benefit)	Net income	Diluted earnings (loss) per share (n)
GAAP Reported	$655,407	$379,601	$32,196	$243,610	37%	$38,807	$87,648	$4,095	$375,381	$(262,321)	$(83,924)	$(346,245)	$(74,138)	$(272,107)	$(7.20)
Adjustments:
Depreciation of fixed assets step-up (a)	-	(2,459)	-	2,459		-	-	-	-	2,459	-	2,459	-	2,459
Amortization of intangibles (b)	-	-	(32,196)	32,196		-	-	-	-	32,196	-	32,196	-	32,196
Cody API business (c)	-	(7,061)	-	7,061		(2,397)	(2,340)	-	-	11,798	-	11,798	-	11,798
Depreciation on capitalized software costs (d)	-	-	-	-		-	(4,233)	-	-	4,233	-	4,233	-	4,233
Legal and financial advisory costs (e)	-	-	-	-		-	(3,626)	-	-	3,626	-	3,626	-	3,626
Decommissioning of Philadelphia sites (f)	-	(4,114)	-	4,114		(64)	-	-	-	4,178	-	4,178	-	4,178
Restructuring expenses (g)	-	-	-	-		-	-	(4,095)	-	4,095	-	4,095	-	4,095
Asset impairment charges (h)	-	-	-	-		-	-	-	(375,381)	375,381	-	375,381	-	375,381
Indemnification asset write-off (i)	-	-	-	-		-	(3,094)	-	-	3,094	-	3,094	-	3,094
Non-cash interest (j)	-	-	-	-		-	-	-	-	-	17,649	17,649	-	17,649
Loss on extinguishment of debt (k)	-	-	-	-		-	-	-	-	-	448	448	-	448
Other (l)	-	(1,960)	-	1,960		(210)	(3,173)	-	-	5,343	977	6,320	-	6,320
Tax adjustments (m)	-	-	-	-		-	-	-	-	-	-	-	101,526	(101,526)

Non-GAAP Adjusted	$655,407	$364,007	$-	$291,400	44%	$36,136	$71,182	$-	$-	$184,082	$(64,850)	$119,232	$27,388	$91,844	$2.35

(a)	To exclude depreciation of a fair value step-up in property, plant and equipment related to the acquisition of Kremers Urban Pharmaceuticals, Inc. (“KUPI”)
(b)	To exclude amortization of purchased intangible assets primarily related to the acquisitions of KUPI and Silarx Pharmaceuticals, Inc.
(c)	To exclude the operating results of the ceased Cody API business
(d)	To exclude depreciation on previously capitalized software integration costs associated with the KUPI acquisition
(e)	To exclude legal and financial advisory costs primarily related to exploring and evaluating debt and capital structure alternatives, including the December 2018 amendment to our Credit Agreement
(f)	To exclude the costs associated with the decommissioning and shutdown of the Philadelphia manufacturing and distribution sites
(g)	To exclude expenses associated with the 2016 Restructuring Plan, the Cody Restructuring Plan as well as the Cody API Restructuring Plan
(h)	To exclude asset impairment charges primarily related to goodwill and other long-lived assets
(i)	To exclude the write-off of indemnification assets related to the KUPI acquisition
(j)	To exclude non-cash interest expense associated with debt issuance costs
(k)	To exclude the loss on extinguishment of debt related to repurchases of Term Loans
(l)	To primarily exclude separation costs related to the Company’s cost reduction plan, a special recognition incentive payment as well as a litigation settlement
(m)	To exclude the tax effect of the pre-tax adjustments included above at applicable tax rates
(n)	The weighted average share number for the twelve months ended June 30, 2019 is 37,779,812 for GAAP and 39,135,719 for the non-GAAP earnings (loss) per share calculations

LANNETT COMPANY, INC.

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA (UNAUDITED)

($ in thousands)

Three months ended
June 30, 2020
Net loss	$(9,701)

Interest expense	14,682
Depreciation and amortization	14,923
Income tax benefit	(10,077)
EBITDA	9,827

Share-based compensation	1,880
Inventory write-down	1,855
Asset impairment charges	18,841
Investment income	(94)
Other non-operating loss	659
Restructuring payments	(142)
Decommissioning of Philadelphia sites (a)	419
Other (b)	1,966
Adjusted EBITDA (Non-GAAP)	$35,211

(a)	To exclude the costs associated with the decommissioning and shutdown of the Philadelphia manufacturing and distribution sites
(b)	To exclude costs primarily related to separation costs related to the Company’s cost reduction plan, COVID-19 special recognition payments, costs previously incurred as part of the Company's refinancing efforts and the operating results of the ceased Cody API business

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

($ in millions)

	Fiscal Year 2021 Guidance
				Non-GAAP
	GAAP	Adjustments		Adjusted
Net sales	$520 - $545	-		$520 - $545
Gross margin percentage	approx. 23.0% to 25.0%	6%	(a)	approx. 29% to 31%
R&D expense	$29 - $32	-		$29 - $32
SG&A expense	$59 - $62	($4)	(b)	$55 - $58
Restructuring expense	$4 - $5	($4 - $5)	(c)	-
Interest and other	$53 - $54	($12)	(d)	$41 - $42
Effective tax rate	approx. 34% to 35%	(13%)	(e)	approx. 21% to 22%
Adjusted EBITDA	N/A	N/A		$100 - $110
Capital expenditures	$15 - $20	-		$15 - $20

(a) The adjustment primarily reflects amortization of purchased intangible assets related to the acquisition of Kremers Urban Pharmaceuticals, Inc. ("KUPI")

(b) The adjustment excludes depreciation on previously capitalized software integration costs associated with the KUPI acquisition

(c) To exclude expenses associated with the 2020 Restructuring Plan

(d) The adjustment primarily reflects non-cash interest expense associated with debt issuance costs

(e) The adjustment reflects the impact of the CARES Act, which allows the Company to carryback the expected taxable loss into a prior fiscal year, where the statutory tax rate was 35%

LANNETT COMPANY, INC.

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA (UNAUDITED)

($ in millions)

	Fiscal Year 2021 Guidance
	Low	High
Net loss	$(16.5)	$(11.0)

Interest expense	53.0	54.0
Depreciation and amortization	55.0	55.0
Income taxes	(8.5)	(6.0)
EBITDA	83.0	92.0

Share-based compensation	9.0	9.0
Inventory write-down	8.0	9.0
Restructuring expenses	4.0	5.0
Restructuring payments	(4.0)	(5.0)
Adjusted EBITDA (Non-GAAP)	$100.0	$110.0

LANNETT COMPANY, INC.

NET SALES BY MEDICAL INDICATION

	Three months ended		Twelve months ended
($ in thousands)	June 30,		June 30,
Medical Indication	2020	2019	2020	2019
Analgesic	$1,874	$2,929	$8,680	$8,251
Anti-Psychosis	26,346	27,912	104,934	73,453
Cardiovascular	21,251	31,234	88,576	101,467
Central Nervous System	20,102	21,454	77,256	59,019
Endocrinology	-	(43)	-	197,522
Gastrointestinal	17,457	16,005	73,477	63,043
Infectious Disease	21,515	3,692	73,237	16,950
Migraine	11,359	9,458	44,266	41,592
Respiratory/Allergy/Cough/Cold	2,829	2,958	11,576	12,479
Urinary	1,408	1,522	4,225	6,755
Other	7,166	13,859	35,013	51,517
Contract Manufacturing revenue	6,613	2,861	24,504	23,359
Net Sales	$137,920	$133,841	$545,744	$655,407